EXHIBIT 21

                     THE CONTINENTAL CORPORATION

  SUBSIDIARIES
  ------------

  AFCO Agent Service Corporation
  Bayside Management Company, Inc.
  Bayside Reinsurance Company, Ltd.
  Boston Old Colony Insurance Company
  Buckeye Union Insurance Company (The)
  California Central Trust Bank Corporation
  Casualty Insurance Company
  Commercial Insurance Company Of Newark, N.J.
  Connaught Insurance Company, Limited
  Continental Asset Management Corp.
  Continental Center Associates
  Continental Corporate Realty Services, Inc.
  Continental Guaranty & Credit Corporation
  Continental Holding Corporation
  Continental Insurance Company (The)
  Continental Insurance Company of Canada (The)
  Continental Insurance Holdings (Europe) Limited (The)
  Continental Insurance Company of New Jersey (The)
  Continental Insurance Company (Europe) Limited (The)
  Continental Insurance Company of Puerto Rico (The)
  Continental Insurance Management Limited
  Continental Insurance (International Agencies) Australia Pty Limited Continental International Insurance, Limited
  Continental Life (Europe) Limited
  Continental Life Insurance PLC
  Continental Life (International) Limited
  Continental Life Unit Trust Management Limited
  Continental Lloyd's Insurance Company
  Continental Loss Adjusting Services, Inc.
  Continental Maiden Lane, Inc.
  Continental Management Services, Ltd.
  Continental Pacific (Australia) Holdings Limited
  Continental Pacific Insurance Company (Australia) Limited
  Continental Rehabilitation Resources, Inc.
  Continental Re Management Inc.
  Continental Reinsurance Corporation
  Continental Reinsurance Corporation International Limited
  Continental Reinsurance Corporation (U.K.) Limited
  Continental Reinsurance Management Company Limited
  Continental Reinsurance Management Holding Company Limited
  Continental Reinsurance Technical Risk Management Limited
  Continental Risk Services (Barbados) Ltd.
  Continental Risk Services, Ltd. (Bermuda)
  Continental Service Plan, Inc.
  Continental Solution, Inc.
  Continental Subsidary Corporation
  Continental Vision Financial Services, Inc.








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  CPI Group Incorporated (The)
  CPI Pension Services Inc.
  Ctek, Inc.
  Davis & Company Pty., Ltd.
  East River Insurance Company Ltd.
  East River Insurance Company Ltd. (Bermuda)
  Elizabethan Insurance Co. Limited
  Fidelity and Casualty Company of New York (The)
  Firemen's Insurance Company of Newark, New Jersey
  First Benefit Services, Inc.
  First Fire & Casualty Insurance Company of Hawaii, Inc.
  First Idemnity Insurance of Hawaii, Inc.
  First Insurance Company of Hawaii, Ltd.
  Glens Falls Insurance Company (The)
  Global Management Consultants, Inc.
  Hongkong Fire Insurance Co., Ltd. (The)
  Hull & Cargo Surveyors, Inc.
  Hull & Cargo Surveyors, Inc. (Canada)
  IDBI Managers, Inc.
  Kansas City Fire and Marine Insurance Company
  LCI Finance Limited
  LIG Investments Ltd.
  Lombard Continental Insurance Holdings Limited
  Lombard Insurance Services Limited
  Maiden Lane Syndicate Inc. (The)
  Marine Office of America Corporation
  Marine Office of America Corporation (Canada)
  Marine Office of America (Deutschland) GmbH
  Marine Office of America Corporation Italia, Spa
  Marine Office of America Corporation (U.K.) Ltd.
  MOAC Insurance Managers (Singapore) Pte. Ltd.
  Marine Office of Asia Corporation (Hong Kong) Limited
  Master Capital Corporation
  Mayflower Insurance Company, Ltd. (The)
  National-Ben Franklin Insurance Company of Illinois
  Niagara Fire Insurance Company
  North Pearl Management, Inc.
  Pacific Insurance Company
  Pacific Underwriters, Inc.
  Pension/Profit Sharing Systems, Inc.
  Settlement Options, Inc.
  South Place Syndicate Inc. (The)
  TCC Acquisition Corp.
  TCC Holdings, Inc.
  TCC Properties Inc.
  UAM Limited
  Unionamerica Management Co. Limited
  United States P & I Agency, Inc.
  Zeuxis Corp. VIII